Exhibit 16.1

KABANI & COMPANY, INC.
Certified Public Accountants
6033 West Century Blvd., Suite 810, Los Angeles, CA 90045

Phone (310) 568-1625
Fax (310) 410-0371
www.kabanico.com

May 24, 2010

Office of the Chief Accountant
SECPS Letter File

Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: China Yida Holding, Co.

File No. 000-26777

We have read the statements that we understand China Yida Holding, Co. will include under Item 4.01 of the Form 8-K report, dated May 20, 2010, it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ Kabani & Company, Inc.
     Kabani & Company, Inc.